CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-39549) and
Form   S-8  (Nos.  2-95451,  33-25218,  33-44191,  33-50847,
33-50849,  33-58778, 333-15189, 333-152259, 333-38713,  333-
38881,  333-42683, and          333-45187)  of  The  Perkin-
Elmer Corporation of our report dated July 31, 1998, appearing on page 62 of this Annual Report on Form 10-K/A. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 25 of the Annual Report on Form 10-K for the fiscal year ended June 30, 1998, previously filed on September 25, 1998.


/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP







Stamford, Connecticut
March 22, 1999